Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)   Registration Statements on Form S-8 (File Nos. 333-55156, 333-102097, and 333-115410) each pertaining to the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan, as amended,

2)   Registration Statements on Form S-8 (File Nos. 333-66544 and 333-192235) pertaining to the Stericycle, Inc. Employee Stock Purchase Plan, as amended,

3)   Registration Statement on Form S-8 (File No. 333-127353) pertaining to the Stericycle, Inc. 2005 Incentive Stock Plan, as amended,

4)   Registration Statement on Form S-8 (File No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, as amended,

5)   Registration Statement on Form S-8 (File No. 333-176165) pertaining to the Stericycle, Inc. 2011 Incentive Stock Plan,

6)   Registration Statement on Form S-8 (File No. 333-201236) pertaining to the Stericycle, Inc. 2014 Incentive Stock Plan,

7)   Registration Statement on Form S-8 (File No. 333-214611) pertaining to the Stericycle, Inc. Canadian Employee Stock Purchase Plan, and

8)Registration Statement on Form S-3 (File No. 333-206814) of Stericycle, Inc. and in the related Prospectus pertaining to the registration of shares of the Company’s common stock, preferred stock, and depositary shares of our reports dated March 14, 2017, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Stericycle, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Stericycle, Inc. and Subsidiaries for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Chicago, Illinois

March 14, 2017